Exhibit 10.8

STANDARD FORM COMMERCIAL/INDUSTRIAL LEASE

THIS LEASE, dated this 20th of June 2016, by and between Hanning & Bean Enterprises Inc.("Lessor") and Tradition Logistics L.L.C. ("Lessee").

ARTICLE 1: LEASED PREMISES

The Lessor hereby leases to the Lessee and Lessee hereby leases from the Lessor, the west part of that certain building commonly known as 300 Growth Parkway, Angola Indiana which leased part of said building, containing approximately 73,000 square feet hereinafter referred to as the "Leased Premises".

Lessor also grants to Lessee, together with and subject to the same rights granted from time to time by Lessor to other Lessees and occupants of Lessor's premises, the right to use its allocable share of the common parking area adjoining the building of which the Leased Premises are a part, provided, however, that all driveways front, rear, and at the sides, shall be kept open for ingress and egress at all times.

ARTICLE 2: TERM

The term of this Lease shall be for a period of 24 months commencing July 1, 2016. Lessee may renew this lease for 3 - 12 month options provided they give the Lessor written notice 180 days prior to the expiration of this lease. Lessee may occupy the leased premises upon delivery of a fully executed lease, security deposit and first months rent.

ARTICLE 3: RENT

Lessee shall pay as minimum rent for the Leased Premises the sum of $153,300.00 per year, payable in equal monthly installments of $12,775.00 per month, without relief from valuation or appraisement laws, such monthly installments to be paid in advance and to begin on the day of 1st Day of July 2016, and on the first day of each calendar month thereafter for the term of this Lease. The Lessee agrees that a late fee of 5 % of the monthly rental shall be immediately due and payable should any of the payments called for herein be postmarked later than the 10th day of the month. In the event that the Lessee shall exercise any of the options to extend then each successive 12 month renewal shall increase the minimum rent by an amount equal to the increase in the C.P.I. from the prior period.

ARTICLE 4: SECURITY DEPOSIT

Lessee has paid to Lessor, upon execution of this Lease, the sum of $12,775.00 as security for the performance of Lessee's obligations hereunder, including the payment of any rentals. In the event of a default by Lessee, Lessor at its option may apply such part of the deposit as may be necessary to cure the default, and if Lessor does so, Lessee shall upon demand redeposit with Lessor an amount equal to that so applied so that Lessor may have the full security deposit on hand at all times during the term of this Lease. Upon the termination of this Lease (provided Lessee is not in default hereunder) Lessor shall refund to Lessee any then remaining balance of the deposit without interest.

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ARTICLE 5: ADDITIONAL COSTS

A.	UTILITIES:

NET - The Lessee shall pay for all separately metered utilities consumed by Lessee; or if not separately metered, then Lessee should pay its pro rata share of all utilities,

B.	MAINTENANCE AND REPAIR:

NET - During the term of this Lease, the Lessee shall, at its own cost and expense, maintain in good condition and repair all elements of the interior and exterior of the premises including but not limited to HVAC in the office area, heaters, electrical, plumbing, docks and doors. The Air conditioning in the warehouse is excluded unless damaged by lessee. The Lessor, at its own cost and expense, shall maintain in good repair the roof and structural members unless damaged by the negligence of lessee.

C.	COMMON AREA MAINTENANCE:

The costs of repairing and maintaining the common areas serving the premises, including but not limited to drives, parking areas, sidewalks and landscaping shall be paid: NET - by Lessee, all costs for the premises, if separately billed, or Lessee's pro rata portion of the costs, based upon the ratio of the Leased Premises to the entire parcel. The payment shall be monthly in 1/12 increments of the estimated annual cost. It is expressly understood that any improvements to the premises that are of a Capital Improvement nature shall not be included in the calculation.

D.	TAXES: Assessed Real Estate Taxes shall be paid:

NET - by Lessee, all taxes for the premises, if separately assessed, or Lessee's pro rata portion of the Taxes, based upon the ratio of the Leased Premises to the entire parcel. The payment shall be monthly in 1/1 2 increments of the annual tax.

E.	INSURANCE - Lessor shall maintain fire and extended coverage insurance on the real estate and its improvements. Said cost shall be paid:

NET - by Lessee, all insurance for the premises, if separately billed, or Lessee's pro rata portion of the insurance, based upon the ratio of the Leased Premises to the entire parcel. The payment shall be monthly in 1/1 2 increments of the annual cost.

ARTICLE 6: USE OF LEASED PREMISES

The Leased Premises are to be used by the Lessee for the following purposes: warehouse and for no other purposes without the prior written consent of the Lessor.' Lessee shall not use the Leased Premises (or fail to maintain them) in any manner constituting a violation of any ordinance, statute, regulation or order of any governmental authority, including, but not limited to zoning ordinances, nor will the Lessee maintain or permit any nuisance to occur on the Leased Premises. Lessee covenants and agrees that Lessee will use, maintain and occupy the Leased Premises in a careful, safe and proper manner, and will not commit waste thereon.

So long as Lessee is not in default under this Lease, Lessee shall be entitled to peaceably possess, hold, and enjoy the Leased Premises.

ARTICLE 7: ENVIRONMENTAL REPRESENTATION

Lessee represents and warrants that its business, operations and assets at the Leased Premises will not involve the generation, manufacture, treatment, storage, handling or disposal of Hazardous Materials at, on, about or beneath the Leased Premises. Further, Lessee will not pe1mit its employees, agents, contractors, and other occupants of the Leased Premises to engage in such activities at, on, about or beneath the Leased Premises. Throughout this Lease, Hazardous Materials means any chemical, material or substance which is or becomes included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "regulated substance," "pollutant" or "toxic substance" or words of similar import under any applicable local, state or federal law now or hereinafter in effect or under regulations adopted or publications promulgated pursuant thereto including, but not limited to, Title 13 of the Indiana Code, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq., and the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq., now or heretofore in effect. Further, "Hazardous Materials" includes, without limitation, petroleum hydrocarbons, polychlorinated biphenyls, pesticides and herbicides.

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ARTICLE 8: COMPLIANCE WITH LAWS

Lessee shall comply with all applicable federal, state, and local environmental laws and regulations, standards or guidelines, including, but not limited to, those relating to the release or threatened release of any Hazardous Materials into the environment or into publicly owned treatment works, and those related to the use, handling, treatment, storage, transportation or disposal of Hazardous Materials.

Lessee shall not use, or permit the use of, the Leased Premises for any unlawful purpose or violation of any law, order or regulation of any government authority or violation of any restrictive covenant relating to the use or occupancy of the Leased Premises.

Lessee covenants and agrees that Lessee will use, maintain, and occupy the Leased Premises in a careful, safe, and proper manner, and will not commit waste or misuse of the Leased Premises.

ARTICLE 9: NOTIFICATION OF ENVIRONMENTAL CLAIMS

Lessee shall promptly provide Lessor written and oral notification upon becoming aware of: (i) any enforcement, cleanup or other regulatory action taken or threatened against Lessee by any government or regulatory authority with respect to the presence of Hazardous Materials on the Leased Premises or the migration thereof from or to the other property, (ii) any demands by any party relating to any loss or injury from any Hazardous Materials on the Leased Premises: (iii) any unlawful release, discharge, disposal or transportation of any Hazardous Materials on or from the Lease Premises; and (iv) any matters where the Lessee is required by law to give notice to any governmental or regulatory authority respecting Hazardous Materials on the Leased Premises.

ARTICLE 10: LESSOR'S NON-LIABILITY

Except in the case of negligence of the Lessor, the Lessor shall not be liable for damage to any person or property due to the condition of the Leased Premises or by reason of the occurrence of any accident in or about the Leased Premises or due to any act or neglect of the Lessee, its employees, agents, licensees or invitees, or any other occupant of the Leased Premises or of any other person. The Lessee shall be responsible and liable to the Lessor for any damage to the Leased Premises and for any act done thereon by the Lessee, or any other person coming on the Leased Premises by the license of the Lessee, expressed or implied, and Lessee shall save Lessor harmless from any or all liability to any person for damage to any person or property resulting from use of the Leased Premises and shall carry, maintain and deposit proof with Lessor of public liability insurance in amounts satisfactory to Lessor, in amounts not less than $1,000,000 per person and $2,000,000 per occurrence and shall furnish the Lessor a certificate of such insurance from companies satisfactory to the Lessor. The Lessor shall be named as an additional insured.

ARTICLE 11: FIRE AND EXTENDED COVERAGE INSURANCE

During the term of this Lease, Lessor shall maintain fire and extended coverage insurance on the improvements, but shall not insure the Lessee's property. Lessee agrees to maintain insurance on all of its property on the Leased Premises. All insurance policies referred to in this paragraph shall contain a clause waiving rights of subrogation against the Lessor and Lessee as applicable.

ARTICLE 12: FIRE AND OTHER CASUALTY

In the event of total or partial destruction of the Leased Premises, by fire or other casualty, insured under the fire and extended coverage insurance provided by Lessor, Lessor agrees, to the extent insurance proceeds are sufficient, to promptly restore and repair the Leased Premises at Lessor's expense. In the event that the Leased Premises are so destroyed that they cannot be repaired or rebuilt within one hundred twenty (1 20) days after the date of the damage or destruction, then either the Lessor or the Lessee may, upon thirty (30) days' written notice to the other party, terminate and cancel this Lease and all obligations hereunder shall thereupon cease and terminate. Any proceeds from the fire and extended coverage insurance policies not utilized by Lessor in restoring or repairing the Leased Premises shall be and remain the sole property of the Lessor. Rent, plus any additional rent, shall abate during the time that the Leased Premises or part thereof are unusable by reason of any such damage thereto, in proportion to the percentage of the premises which are rendered unusable by the casualty.

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ARTICLE 13: ASSIGNMENT AND SUB-LEASE

The Lessee shall not assign this Lease in whole or in part or sublet the Leased Premises in whole or in part without the prior written consent of the Lessor; which consent will not be unreasonably withheld. In the event the Lessor consents to such assignment or subletting, Lessee shall remain primarily liable to perform all of the covenants and conditions contained in this Lease, including but not limited to payment of rent and additional rent as provided herein. It is understood that Lessee shall be providing warehouse services to third parties and that any agreements to provide space shall not be construed as to constitute an assignment or sub-lease.

ARTICLE 14: DEFAULT AND REMEDY

Each of the following shall be deemed and constitute a default by the Lessee:

(a)	Failure to pay the rent as herein provided when due.
(b)	Failure to pay any additional rent, costs or expenses as may be provided in this Lease when due.
(c)	Failure to perform any act to be performed by the Lessee hereunder or to comply with any condition or covenant contained herein.
(d)	If Lessee shall abandon or vacate the Leased Premises prior to the end of the term.
(e)	The appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or an assignment by Lessee for the benefit of creditors of any action taken or suffered by Lessee under any insolvency, bankruptcy, or reorganization act.

In the event of any default provided above and the continuance of such a default after ten (10) days' written notice is given by Lessor to Lessee, the Lease shall terminate at the option of the Lessor. In the event of termination of this Lease, the Lessor may re-enter the Leased Premises, take possession of all or any part thereof, and remove all property and persons therefrom and shall not be liable for any damage therefore or for trespass. No such re-entry shall be deemed an acceptance of the surrender of this Lease or a satisfaction of the Lessee's obligation to pay the rent as provided herein or any other obligations of Lessee hereunder. It is expressly agreed that the obligations to pay rent and all other sums herein shall survive the termination of this Lease by default or otherwise. The failure of the Lessor to exercise any option herein: provided on account of any default shall not constitute a waiver of the same or any subsequent default.

ARTICLE 15: ALTERATIONS

Lessee shall not make or permit any installations or alterations of or upon any part of the Leased Premises, including but without limitation, all signs, window screens, shades, plastic coverings or drapes, without first obtaining the written consent of the Lessor. All alterations, installations and additions to the Leased Premises shall be made in accordance with all applicable laws and shall remain for the benefit of the Lessor unless removal at expiration of the Lease and restoration of the premises to their original condition is provided for in the written consent; provided, however, that the Lessee shall indemnify and save harmless the Lessor from all costs, loss or expense in connection with any construction or installation. Lessee shall keep the premises demised hereunder free from any liens, including but not limited to mechanic's liens. In the event any lien attaches to the Premises by virtue of an act of failure to act on the part of Lessee, Lessor shall have the right, but no obligation to pay the amount of such lien to cause its release and such amount shall be considered additional rent to be paid to it by Lessee on demand with interest at 18% per year from the day of recording the lien.

Lessee shall, at the termination of the Lease Term, remove all of Lessee's trade fixtures and equipment. The Lessee shall also repair any and all damage to the Leased Premises caused by such removal.

Lessee is permitted to perform the following alterations at Lessee's expense:

1.	Remove the AC duct work in the warehouse.
2.	Remove the buss duct provided that it does not power any existing systems or lighting.

All work shall be completed by a licensed and insured contractor. All items to be removed and secured in a way that lessee can reinstall at lessee's expense at the end of their lease required by Lessor.

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ARTICLE 16: INSPECTION AND SHOWING OF PREMISES

Lessor or Lessor's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time and Lessor shall have the right in the event of an emergency to make any repairs to the Leased Premises which the Lessor may deem desirable and necessary for its preservation; provided, however, that any repairs made by the Lessor shall be at Lessee's expense, except as provided in Article 6 hereof. The Lessor may, during the term, at reasonable times and during usual business hours, enter to view the premises and may show the said premises to others and, except in the case of renewal, may at any time within four (4) months next preceding the expiration of said term affix to any suitable part of the said premises a notice for letting the premises, and keep the same affixed without hindrance or molestation.

ARTICLE 17: SURRENDER

Upon the expiration or other termination of this Lease, Lessee shall surrender to the Lessor the Leased Premises, together with all other property affixed to the Leased Premises (with the exception of trade fixtures), broom clean, and in good order and condition, ordinary wear and tear excepted. Any damage caused to the Leased Premises by removal of any property shall be promptly repaired by the Lessee to the satisfaction of the Lessor. Lessee shall remove all property of Lessee as directed by Lessor and failing to do so, the Lessor may cause all of said property to be removed at the expense of the Lessee and the Lessee hereby agrees to pay all costs and expenses thereby incurred at or prior to the expiration of this Lease, or any renewal thereof. Lessee shall remove any and all signs, and shall restore the walls, electrical systems including light fixtures, and other portions of the Leased Premises to their condition at the commencement of the Lease term, ordinary wear and tear excepted and as modified by Article 12. Lessee's obligation to observe or perform these covenants shall survive the expiration or other termination of this Lease.

ARTICLE 18: WAIVER

No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition or justify or authorize a non observance on any other occasion of such covenant or condition or any other covenant or condition, nor shall the acceptance of rent by the Lessor at any time when the Lessee is in default of any covenant or condition hereof be construed as a waiver of such default. ·

ARTICLE 19: CONDITION OF PREMISES

Lessee has examined the premises before signing this Lease and is satisfied with the condition thereof, excepting only such alterations, improvements, repairs, decorating and cleaning, if any, which are specifically provided for herein. Lessee's taking possession shall be conclusive evidence as against Lessee that the premises were in good order and satisfactory condition when Lessee took possession hereunder. No promise of Lessor to alter, remodel, improve, repair, decorate or clean the premises of any part thereof, and no representation respecting the condition of the premises or the building, has been made by Lessor to Lessee, except as the same is contained herein or made a part thereof.

Lessor shall provide the falling upgrades:

1.	Lessor to deliver all restrooms in good working order.
2.	Lessor to finish installing T5 lighting throughout leased warehouse area.
3.	Lessor to deliver warehouse· floor in broom swept condition.
4.	In the approximate 3000 square foot office Lessor to replace any damaged ceiling tile, repair and paint walls, replace carpet.
5.	Lessor to deliver dock doors levelers and cushions in good working order.
6.	Lessor to secure the opening between the east and west section of the building
7.	Lessor shall repair or replace all leaking roof sections
8.	Lessor shall make sure sprinkler is fully functional prior to occupancy
9.	Lessor shall have Indiana Marine remove vehicles from Lessee's prorata share of parking area.
10.	Lessor shall turn over HVAC in office only, electrical and plumbing in good working order. Any inspection reports shall be shared with Lessee.

Lessors work shall be completed within 60 days of occupancy.

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ARTICLE 20: HOLDING OVER

If Lessee shall retain possession of the premises with the written consent of Lessor after the expiration of this Lease, and rent is accepted from Lessee, such occupancy and payment shall be construed as an extension of this Lease for a period from month to month only from the date of such expiration. In such event, if either Lessor or Lessee desires to terminate the Lease at the end of any month, the party desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of Lessee to give such notice shall obligate it to pay rent for an additional calendar month, following the month in which Lessee vacates the Premises. If Lessee retains possession of the Premises after the expiration of this Lease without the written consent of Lessor, Lessee shall pay to Lessor, as liquidated damages, double the amount of monthly rent specified in this Lease for the time Lessee retains possession of the Premises or any part thereof after termination of this Lease. This provision shall not be deemed to waive Lessor's right of re-entry or any other right hereunder or at law.

ARTICLE 21: EMINENT DOMAIN

If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain by any public or quasi public body in such a manner that the Leased Premises shall become unusable by the Lessee for the purpose it is then using the Leased Premises, this Lease may be terminated by the Lessee by written notice to the Lessor within, fifteen (15) days after possession of the Leased Premises or part thereof is so taken. The Lessee shall have no claim against the Lessor or any other person, firm, corporation or governmental authority on account of any such acquisition for the value of any unexpired lease remaining after possession of the Leased Premises is taken. All damages awarded therefore shall belong to and be the sole property of the Lessor; provided, however, that the Lessee shall be entitled to any award for the cost of or the removal of Lessee's stock, equipment and fixtures, and that portion of the award attributable to Leasehold improvements made by the Lessee, and any other damages recoverable by Lessee for any interest for which it is entitled to compensation under and pursuant to the law of Eminent Domain of the State of Indiana.

ARTICLE 22: RISK OF LOSS

Lessee shall bear the risk of loss arising from damage to or loss of Lessee's personal property and trade fixtures located on the Leased Premises. Lessee shall also bear the risk of loss arising from interruption of business use. Lessee shall bear the risk of, and Lessee shall indemnify, defend, and hold Lessor harmless from all loss, cost, fees, or expenses (including attorney's fees and costs) sustained or incurred by reason of claims for personal injury and property damage arising in any way out of Lessee's occupancy of the Leased Premises, whether due to that fault of Lessee or others. Lessee may fulfill its obligation by reason of this section by maintaining a public liability and property damage insurance policy naming the Lessor as an additional named insured, in the amount of $1,000,000 combined single limit. Lessee shall show proof of such insurance to Lessor.

ARTICLE 23: SUBORDINATION OF LEASE

This Lease is subject and subordinate at all times to the lien of existing and future mortgages upon the Leased Premises, together with any renewals or extensions of such mortgages, as may have been made, or may subsequently be, granted by Lessor. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, Lessee shall, nonetheless, execute and deliver such further instruments subordinating this Lease to the lien of any such mortgagee, as may be desired or requested by a mortgagee of Lessor. Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact for the limited purpose of executing and delivering any such subordination instrument for and on behalf of Lessee.

ARTICLE 24: AUTHORITY TO SIGN

Each person signing this Lease in a representative capacity on behalf of the party wan-ants and represents to the other party that the person executing this Lease has the actual authority and power to sign, and to bind the person's respective principal to the provisions on this Lease, and any corporate action necessaiy for the making of this Lease has been duly taken.

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ARTICLE 25: RECORDING

This Lease shall not be recorded by Lessor or Lessee. In the event Lessee wishes to reflect on the records of County that it has an interest in the real estate, a Memorandum of Lease will be prepared, signed by the parties, and recorded.

ARTICLE 26: MISCELLANEOUS

A.	COVENANT OF QUIET ENJOYMENT

Lessor agrees that if the Lessee shall perform all the covenants and agreements herein provided to be performed on the Lessee's part, the Lessee shall, at all times during the Lease Term, have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from the Lessor or any persons lawfully claiming under the Lessor, except as provided for in Article 16 above.

B.	BENEFIT OF LESSOR AND LESSEE

This Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon the Lessor and Lessee, and their respective heirs, successors, assigns and legal representative, except as limited by Article 12 above.

C.	GOVERNING LAW

This Lease shall be governed in accordance with the laws of the State of Indiana.

D.	INDEMNIFICATION

Lessor or Lessee shall be liable for and hereby agree to pay any and all expenses, including reasonable attorney's fees, incurred by either, in connection with any default by either, of the terms, covenants, and conditions contained in this Lease, without relief from valuation and appraisement laws.

E.	PRIOR AGREEMENTS

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation, either verbal or written, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed and dated by the parties hereto or their respective successors in interest.

F.	ESTOPPEL CERTIFICATE

At Lessor's request, Lessee will execute either an estoppel certificate addressed to any mortgagee of Lessor or a three party agreement among Lessor, Lessee and such mortgagee(s) certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such (mortgagee(s)) may reasonably require in connection with Lessor's financing.

G.	NO OFFER

The submission of this Lease for examination or the negotiation of the transaction described herein or the execution of this Lease by only one of the parties shall not in any way constitute an offer to lease on behalf of either Lessor or Lessee, and this Lease shall not be binding on either party until duplicate originals thereof, duly executed on behalf of both parties, have been delivered to each of the parties hereto.

H.	NOTICE

Any notice required or permitted to be given or served by either party to this Lease shall be deemed to have been given or served when made in writing, by certified or registered mail, addressed as follows:

Lessor:	Hanning and Bean Enterprises Inc
c/o Anyi management
200 East Main Street Suite 130
Fort Wayne, IN 46802

Lessee:	Tradition Logistics L.L.C.
5865 Hwy 930 E
Fort Wayne, IN 46808

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I.	RIGHT OF FIRST REFUSAL TO PURCHASE PREMISES

In the event that Lessor receives a bonafide offer to purchase the premises then Lessee shall be given 14 days in which to exercise its option to purchase under the same terms conditions.

All rental payments shall be made to the Lessor at the above address. The addresses may be changed from time to time by either party by serving notice as above provided.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

ATTEST:

/s/ Tammy L. Roller	By: /s/ Bill Bean
“LESSOR”

ATTEST:

/s/ Tammy L. Roller	By: /s/ James L. Evans
“LESSEE”

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